STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 15, 2020, is entered into by and among Qixun Technology (Samoa) Limited, a corporation incorporated in Samoa, and Qihong Technology (Samoa) Limited, a corporation incorporated in Samoa (each, a "Buyer" and, together, the "Buyers"), Gulf West Investment Properties, Inc., a Nevada corporation (the "Company"), and Custodian Ventures LLC, a Wyoming limited-liability company (the "Seller").

WITNESSETH:

WHEREAS, the Buyers desire to purchase, and the Seller desires to sell, 120,000,000 shares (the "Shares") of common stock, par value $0.001 per share of the Company (the "Common Stock"), with each Buyer purchasing 60,000,000, representing fifty (50%) percent of the Shares, for an aggregate purchase price of $280,000; and

WHEREAS, the Company is a Nevada corporation current with its reporting requirements on Pink Markets and the shares of Common Stock are eligible for quotation thereon under the symbol "GLFW";

WHEREAS, immediately following the closing of the transactions contemplated herein, the Company shall have an aggregate of 237,742,066 outstanding shares of Common Stock consisting of (a) 120,000,000 shares of Common Stock owned by the Buyers, and (b) 117,742,066 shares of Common Stock owned by the Company's current shareholders.

NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficient of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. SALE OF SECURITIES

1.1 **Share Purchase**. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1 below) to be held pursuant to Section 2 below, the Seller shall sell, assign, transfer, convey and deliver to the Buyers, and the Buyers shall purchase and acquire from the Seller, good and marketable title to the Shares, with each Buyer purchasing 60,000,000 shares, representing fifty (50%) percent of the Shares, free and clear of all liens, hypothecations, pledges, encumbrances, claims, restrictions, rights of third parties and obligations of every kind and character, except that the Shares will be "restricted securities" as defined in the Securities Act of 1933, as amended (the "Securities Act"). The purchase price for the Shares shall be $280,000 (the "Purchase Price").

1.2 **Post-Closing Capital Structure**. Immediately following the Closing there shall be no outstanding securities, including without limitation, options, warrants or other convertible securities, of the Company except 237,742,066 shares of Common Stock outstanding consisting of (a) 120,000,000 shares of Common Stock owned by the Buyers, and (b) 117,742,066 shares of Common Stock owned by the Company's current shareholders, which are owned by no less than 100 other shareholders of the Company.

2. THE CLOSING

2.1 **Place and Time**. The closing of the sale and purchase of the Shares (the "Closing") shall take place on such date (the "Closing Date") and time as the parties shall so agree. Except as agreed to by the parties, the Closing shall occur simultaneous with the execution and delivery of this Agreement.

2.2 **Deliveries by the Seller**. At the Closing, the Seller shall deliver to the Buyers or to the counsel for the Buyers the following:

(a) two original executed stock transfer powers, each with a signature medallion guaranteed, (or a waiver and indemnity in lieu thereof in the form and substance, if any, which may be satisfactory to the Company's transfer agent), in negotiable form, duly endorsed in blank, for the transfer of the Shares to Buyers;

(b) the irrevocable instruction letter to the Company's transfer agent directing the transfer agent to register the Shares in the name of the Buyers on the books of the Company and any other documentation required by the Company's transfer agent in order to transfer and register the Shares in the name of the Buyers; and

(c) all other documents, instruments and writings required (or reasonably requested by the Buyer and/or their counsel), by this Agreement to be delivered by the Seller at the Closing.

Immediately following the Closing, Seller shall deliver to Buyers an account statement, certified by the Company's transfer agent, representing the issuance of the Shares duly registered in the name on the Seller on the books of the Company.

2.3 **Deliveries by the Company**. At the Closing, the Company shall deliver to counsel for the Buyers the following:

(a) A certificate issued by the Secretary of State of the State of Nevada as to the good standing of the Company as of a date no later than two business days prior to the Closing;

(b) A true and complete copy of the Articles of Incorporation of the Company as in effect as of the date of the Closing, including without limitation, certified by the Secretary of the Company;

(c) A true and correct copy of the By-Laws of the Company as in effect as of the date of the Closing, certified by the Secretary of the Company;

(d) Resolutions of the board of directors authorizing all transactions contemplated by this Agreement, including, without limitation, the appointment of the officers and directors provided for in Section 7.7 below;

(e) The Company's original minute books containing the resolutions and actions by written consent of the directors and shareholders of the Company and the Company's other original books and records;

(f) The Company's financial and accounting records (including the Company's general ledger), all banking records and federal and state tax and other regulatory filings and filing codes (including all applicable codes and passwords necessary to upload disclosure to Pink Markets) in whatever media they exist, including paper and electronic media;

(g) Duly executed resignation of all officers and directors of the Company as of the date of Closing; and

(h) All other documents, instruments and writings required by this Agreement to be delivered by the Company at the Closing and any other documents or records relating to the Company's business reasonably requested by the Buyers in connection with this Agreement.

2.4 **Deliveries by the Buyer**. At the Closing, the Buyers shall deliver to the Seller the Purchase Price, payable by wire transfer to the account designed prior to Closing by Seller, minus any applicable fees and expenses payable by the Buyers.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents, warrants and covenants to and with the Buyers, as of the date of this Agreement and the Closing (in the event such dates are different), as an inducement to the Buyers to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

3.1 **Authorization of Agreement**. The Company and the Seller are fully able, authorized and empowered to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to perform their respective covenants and agreements hereunder and thereunder. This Agreement and any such other agreement or instrument, upon execution and delivery by the Seller and the Company (and assuming due execution and delivery hereof and thereof by the Buyer hereto), will constitute a valid and legally binding obligation of the Seller and the Company, in each case enforceable against each of them in accordance with its terms.

3.2 **Ownership of the Shares**. The Seller is the record and beneficial owner of the Shares. The Seller holds the Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of any other party, other than as set forth pursuant to the Securities Act. The Seller has the absolute right to sell and transfer the Shares to the Buyers as

provided in this Agreement without the consent of any other person or entity. Neither the Company nor the Seller is a party to any proxy, option, warrant, voting trust, right of first refusal or any other contract or agreement with respect to the voting, redemption, sale, transfer or other disposition of the Shares. Upon transfer of the Shares to the Buyers hereunder, at the Closing the Buyers will acquire good and marketable title to the Shares, with each acquiring fifty (50%) of the Shares, free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another, other than applicable securities laws.

3.3 **No Breach**. Neither the execution and delivery of this Agreement nor compliance by the Company and/or the Seller with any of the provisions hereof nor the consummation of the transactions and actions contemplated hereby will:

(a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Company;

(b) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which the Seller and/or the Company is a party or by which any of them or any of their respective properties or assets may be bound;

(c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Seller and/or the Company, including without limitation, the Shares, pursuant to the terms of any agreement or instrument;

(d) violate any statute, ordinance, regulation judgment, order, injunction, decree or award of any court or governmental or quasi governmental agency against, or binding upon the Seller and/or the Company or upon any of their respective properties or assets; or

(e) violate any law or regulation of any jurisdiction relating to the Shares or to the Seller and/or the Company or any of their respective assets or properties.

3.4 **Obligations; Authorizations**. Neither the Company nor the Seller is (i) in violation of any judgment, order, injunction, award or decree which is binding on any of them or any of their assets, properties, operations or business which violation, by itself or in conjunction with any other such violation, would materially and adversely affect the consummation of the transaction contemplated hereby; or (ii) in violation of any law or regulation or any other requirement of any governmental body, court or arbitrator relating to her or it, or to her or its assets, operations or businesses which violation, by itself or in conjunction with other violations of any other law, regulation or other requirement, would materially adversely affect the consummation of the transaction contemplated hereby.

3.5 **Consents**. All requisite consents of third parties, if any, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of the Company and the Seller for the execution and delivery of this Agreement and the performance of their respective obligations hereunder have been obtained and

are in full force and effect. The Company and the Seller have fully complied with all conditions of such consents.

3.6 **<u>Pink Markets Disclosure</u>**. The Company has filed in a timely manner with OTC Markets all reports required to be filed and is "current" in its reporting obligations (collectively, the "<u>Reports</u>"). As of their respective dates, the Reports comply in all material respects with the requirements of the OTC Market Group's Pink Sheets Basic Disclosure Guidelines and have been posted through the OTC Disclosure & News Services. The Reports constitute "adequate current public information" regarding the securities of the Company and the Company and "is available" within the meaning of Rule 144(c)(2) under the Securities Act. The information posted includes all of the information that a broker-dealer would be required to obtain from the Company to publish a quotation for the shares of the Company under Rule 15c2-11 under the Securities Exchange Act of 1934, as amended (the "<u>Exchange Act</u>"). None of the Reports contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information in the Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Act (the "<u>SEC</u>") promulgated thereunder applicable to the Reports, and none of the Reports, at the time they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such Reports is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). The Company has not received any communication from the SEC, FINRA or any other regulatory authority regarding the Company or any Report or any disclosure contained therein.

3.7 **<u>Financial Statements</u>**. The financial statements (the "<u>Financial Statements</u>") of the Company included in the Reports (including in each case the related notes thereto) (i) are in accordance with the books and records of the Company, (ii) are correct and complete in all material respects, and (iii) present fairly the financial position and results of operations of the Company as of the respective dates indicated (subject, in the case of unaudited statements, to normal, recurring adjustments, none of which were material).

3.8 **<u>Organization.</u>** The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted. The Company is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither the location of its assets nor the nature of its business requires it to be so qualified.

3.9 **<u>Capitalization</u>**. The total authorized and issued capital stock of the Company as of the date of this Agreement is (i) 300,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock are authorized and (ii) 237,742,066 shares of Common Stock and no shares of Preferred Stock are issued and outstanding. Each holder of Common Stock issued by the Company is entitled to cast one vote for each share held on all matters properly submitted to the shareholders for their vote; and there are no pre-preemptive rights and

no cumulative voting. There are no shares of any class of security other than the Common Stock and the Preferred Stock. The Company has no shares reserved for issuance pursuant to any stock option plan or pursuant to securities exercisable for, or convertible into or exchangeable for shares of Common Stock. All of the issued and outstanding shares of capital stock of the Company (i) are duly authorized, validly issued, fully paid and nonassessable and (ii) were issued in compliance with all applicable securities laws. No shares of capital stock of Company are subject to preemptive rights or any other similar rights. There are (i) no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, (ii) no agreements or arrangements under which the Company is obligated to register the sale of any of its or their securities under the Securities Act, and (iii) no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing any such rights). The Shares are free and clear of all liens, encumbrances, objections, title defects, security interest, pledges, mortgages, charges, claims, options, preferential arrangements or restrictions of any kind, including but not limited to any restriction on the use, voting, transfer or other exercise of any attributes of ownership, other than those created by applicable federal and state securities laws. Neither the Company nor any of its shareholders is a party to any agreement, voting trust, proxy, option, right of first refusal or any other agreement or understanding with respect to the Shares or its respective equity interests.

Upon the Closing, each Buyer will own 60,000,000 of the Shares, representing fifty (50%) percent of the Shares, and collectively, the Buyers will own the Shares, free and clear of any liens, encumbrances, objections, title defects, security interest, pledges, mortgages, charges, claims, options, preferential arrangements or restrictions of any kind, including but not limited to any restriction on the use, voting, transfer or other exercise of any attributes of ownership, other than those created by applicable federal and state securities laws.

3.10 **Tax Matters and Liabilities Etc**.

(a) The Shares are not subject to any lien arising in connection with any failure or alleged failure to pay tax. There are no pending, threatened, or proposed audits, assessments or claims from any tax authority for deficiencies, penalties, or interest with respect to Seller that would affect the Shares. To the knowledge of Seller, the Company has not incurred any liability for taxes except in the ordinary course of business. The Company has paid or provided adequate reserves for all taxes which have become due for all periods prior to the date of this Agreement or pursuant to any assessments received by it or which the Company is obligated to withhold from amounts owing to any employee, creditor or other third party as at or with respect to any period prior to the date of this Agreement. To the knowledge of Seller, the tax returns of the Company have never been audited by the Internal Revenue Service, and the Company has not waived any statute of limitations in respect of taxes, nor agreed to any extension of time with respect to a tax assessment or deficiency.

(b) On the date hereof and as of the Closing date, if the dates are different, there are no liabilities, debts or obligations of the Company, whether accrued, absolute, contingent or otherwise (the "Liabilities") that are not reflected in the Financial Statements. As

of the Closing, there will be no Liabilities. All Liabilities owed to all persons, including without limitation, the transfer agent, the accountant and any other third parties, shall have been paid in full.

3.11 **Adverse Developments**. Since March 31, 2020, there has been no adverse change in the business, operations or condition (financial or otherwise) of the Company.

3.12 **Actions and Proceedings**. Neither the Seller nor the Company is subject to any outstanding orders, writs, injunctions or decrees of any court or arbitration tribunal or any governmental department, commission, board, agency or instrumentality, domestic or foreign, against, involving or affecting the business, properties or employees of the Company or the Seller's right to enter into, execute and perform this Agreement (or any of the transactions contemplated hereby). There are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations, including any warranty or product liability claims (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) relating to or arising out of the business, properties or employees of the Company pending or, to the best knowledge of the Company and the Seller, threatened against or affecting the Company.

3.13 **Compliance with Laws**. The Company has complied in all respects with all laws, ordinances, regulations and orders applicable to it.

3.14 **Bank Accounts and Credit Cards**. At Closing, the Company will not have any bank account, safe deposit box or credit or charge cards. All bank statements have or will be provided to Buyers on or prior to the Closing.

3.15 **Shareholders**. Attached hereto as Schedule 3.15 is a current shareholder list as provided by the Company's transfer agent.

3.16 **Subsidiaries**. There are no corporations, partnerships or other business entities controlled by the Company. As used herein, "controlled by" means (i) the ownership of not less than fifty (50%) percent of the voting securities or other interests of a corporation, partnership or other business entity, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise. The Company has not made any investments in, nor does it own, any of the capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity.

3.17 **Litigation, Compliance with Law.** There are no actions, suits, proceedings, or governmental investigations (or any investigation of any self-regulatory organization) relating to the Seller or the Company or to any of its respective properties, assets or businesses pending or, to the best of its knowledge, threatened, or any order, injunction, award or decree outstanding against the Seller or the Company or against or relating to any of its respective properties, assets or businesses. The Company is not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirements of any governmental body, court or arbitrator relating to its properties, assets or business.

3.18 **Agreements and Obligations; Performance**. The Company is not a party to, or bound by any: (i) contract, arrangements, commitment or understanding; (ii)

contractual obligation or contractual liability of any kind; (iii) contract, arrangement, commitment or understanding with any officer, employee, stockholder, director, representative or agent thereof; (iv) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term; (v) contract of employment with any officer or employee; (vi) deferred compensation, bonus or incentive plan or or any continuing obligation or liability: (vii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (viii) lease for real or personal property (including borrowings thereon), license or royalty agreement; (ix) union or other collective bargaining agreement; (x) agreement, commitment or understanding relating to the indebtedness for borrowed money; (xi) contract involving aggregate payments or receipts of \$500 or more; (xii) contract containing covenants limiting the freedom of the Company to engage or compete in any line of business or with any person in any geographic area; (xiii) contract or opinion relating to the acquisition or sale of any business; (xiv) voting trust agreement or similar stockholders' agreement; and/or (xiv) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly.

3.19 **Permits and Licenses**. The Company is in compliance in all respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which issued such permits, licenses, orders, franchises and approvals.

3.20 **Employee Benefit Plans**. The Company does not maintain and is not required to make contributions to any "pension" and "welfare" benefit plans (within the respective meanings of Sections 4(2) and 4(1) of the Employee Retirement Income Security Act of 1974, as amended).

3.21 **Trading**. The shares of Common Stock are quoted on the Pink Markets under the symbol "GLFW". The Company has not received any correspondence and/or notice (nor has any reason to believe it will in the future receive) regarding the continued eligibility of the Common Stock to be quoted on the Pink Markets.

3.22 **Insurance**. The Company has no insurance policies. The Company does not provide any insurance.

3.23 **Disclosure.** Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Buyers by the Seller and/or the Company in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

4. REPRESENTATIONS AND WARRANTIES OF THE BUYERS

Each Buyer, severally and not jointly, represents and warrants to the Company and the Seller, both as of the date of this Agreement and as of the date of the Closing, as follows:

4.1 **Authorization of Agreement**. Each Buyer is fully able, authorized and empowered to execute and deliver this Agreement, and any other agreement or instrument

contemplated by this Agreement, and to perform his obligations contemplated hereby and thereby. This Agreement, and any such other agreement or instrument, upon execution and delivery by each Buyer (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of each of the Buyers, in each case enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against such Buyer under or by virtue of this Agreement or such other agreement or instrument.

4.2 **No Buyer Defaults**. Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or material agreement to which such Buyer is a party or by which such Buyer or any of his property or assets may be bound or materially affected, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, each Buyer or upon the property of such Buyer, or (iii) constitute a violation by the Buyer of any applicable law or regulation of any jurisdiction as such law or regulation relates to each Buyer or to the property of such Buyer.

4.3 **No Litigation, Etc.** There is no material suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to each Buyer's best knowledge, threatened against, materially affecting or which will materially affect, the property of such Buyer.

4.4 **Investment Intent**. Each Buyer is acquiring the Shares pursuant to this Agreement for its own account and for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Shares, except in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws.

4.5 **Disclosure of Information.** Each Buyer has access to review all the Reports and has had an opportunity to discuss the business, management, financial affairs and the terms and conditions of the offering of the Shares with Seller. The Buyers understands that the Company is a shell, as defined in Rule 12b-2 of the Exchange Act.

4.6 **Restricted Stock.** The Buyers understand that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Buyers' representations as expressed herein. Each Buyer understands that the Shares constitute "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, each Buyer must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

4.7 **Legend.** Each Buyer understands that the Shares received by it pursuant to this Agreement shall bear the following legend, or one substantially similar thereto:

> "These securities have not been registered under the Securities Act of 1933. These securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for those shares under the Securities Act of 1933, as amended (the "Act"), or an opinion satisfactory to the Company's counsel that registration is not required under said Act."

5. PRE-CLOSING COVENANTS AND AGREEMENTS OF THE PARTIES

The Seller, the Company and the Buyers (as to covenants they expressly are providing below in this Section 5 hereby covenant and agree that, from the date hereof and until the Closing, if such dates are different:

5.1 **Access.** The Company shall afford to the officers, attorneys, accountants and other authorized representatives of the Buyers free and full access, during regular business hours and upon reasonable notice, to the Company's books, records, personnel and properties (including, without limitation, the work papers prepared by its auditors) so that the Buyers may have full opportunity to make such review, examination and investigation as it may desire of the Company's business and affairs. The Company will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to the Buyers of all material facts affecting the Company's financial conditions and business operations.

5.2 **Conduct of Business.** The Company shall each conduct its business only in the ordinary and usual course and make no material change thereto.

5.3 **Liabilities**. The Company shall not incur any obligation or liability, absolute and continent, and on the Closing have no obligations or liabilities.

5.4 **No Breach.** Each of the parties hereto will (i) use its best efforts to assure that all of its respective representations and warrants contained herein are true in all material respects at and as of the date hereof, and as of the Closing no breach shall occur with respect to any of the parties' covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a material breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify the other of any event or fact which represents a breach or default.

5.5 **Public Announcements**. No party hereunder shall, without the express prior written consent of the Buyers, make any announcement or otherwise disclose any information regarding this Agreement and/or the transactions contemplated hereby other than as required by law or otherwise deemed advisable in counsel's opinion to ensure compliance with public disclosure requirements under the federal securities laws.

5.6 **Brokers.** Each of the Company and the Seller on the one hand, and the Buyers on the other hand represent and warrant to the other that neither has employed any broker, finder or similar agent and no person or entity with which each has had any dealings or

communications of any kind is entitled to any brokerage, finder's or placement fee or any similar compensation in connection with this Agreement or the transaction contemplated hereby.

5.7 **Expenses.** Each of the parties hereto agrees to bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

5.8 **Further Assurances.** Each of the parties shall execute such documents or other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated in this Agreement.

6. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

6.1 **Nature of Statements.** All statements contained in any schedule, certificate or other instruments delivered by or on behalf of any party hereto pursuant to this Agreement, shall be deemed representations and warranties by such party.

6.2 **Survival of Representations and Warranties.** Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall survive the Closing and continue in effect through the first anniversary of the Closing.

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYERS

The obligations of the Buyers to effectuate the Closing are subject to the fulfillment, prior to the date of Closing, of each of the following conditions (any one or more of which may be waived by the Buyer unless such condition is a requirement of law).

7.1 **Representations and Warranties.** All representations and warranties of the Company and the Seller contained in this Agreement and in any written statement, schedule or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

7.2 **Covenants.** The Company and the Seller shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with or by them prior to or at the Closing Date.

7.3 **No Actions.** No action, suit, proceeding or investigation shall have been instituted against the Seller or the Company, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby or which might materially and adversely affect the rights of the Buyers to consummate the transactions contemplated hereby.

7.4 **Approvals.** The Seller and the Company shall have obtained all approvals and consents to consummate this Agreement and the transactions to be consummated at or immediately following the Closing, in accordance with all applicable laws, rules and regulations.

7.5 **Due Diligence.** The Buyers shall have completed to its sole satisfaction its due diligence of the Company and all other items it deems necessary and/or advisable, and shall be satisfied with the results thereof.

7.6 **Closing Documents.** The Buyers shall receive all of the documents (executed where applicable) set forth in Section 2.2 and Section 2.3 of this Agreement, which documents shall be in form and substance reasonably satisfactory to Buyers and their legal counsel.

7.7 **Resignation of Officers.** Effective on the Closing Date, all officers and directors of the Company shall have resigned and the Company shall have duly appointed Jiaying Cai as a director and as President and Secretary, and Treasurer, respectively, of the Company.

8. CONDITIONS PRECEDENT TO THE OBLIGATION TO THE COMPANY AND THE SELLER TO CLOSE

The obligations of the Company and the Seller to effectuate the Closing is subject to the fulfillment, prior to the date of Closing, of each of the following conditions (any one or more of which may be waived by the Buyers unless such condition is a requirement of law).

8.1 **Representations and Warranties.** All representations and warranties of the Buyers contained in this Agreement and in any written statement or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

8.2 **Covenants.** The Buyers shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with by it prior to or at the Closing.

8.3 **No Actions.** No action, suit, proceeding or investigation shall have been instituted against each Buyer, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially and adversely affect the rights of the Seller and the Company to consummate the transactions contemplated hereby.

8.4 **Approvals.** The Buyers shall have obtained all required consents and approvals to this Agreement and the transactions to be consummated at or immediately following the Closing, in accordance with all applicable laws, rules and regulations.

8.5 **Purchase Price.** The Seller shall receive the Purchase Price.

9. INDEMNIFICATION BY THE COMPANY AND THE SELLER

9.1 Claims Against the Company and the Seller.

The Company and the Seller, jointly and severally, shall indemnify and hold each Buyer and its agents, representatives, designees and affiliates harmless from and against any loss, damage or expense (including reasonable attorneys' fees and expenses) caused by or arising out of any claim made against the Company:

(i) for any broker's or finder's fee or any similar fee, charge or commission incurred by the Company and/or the Seller prior to or in connection with this Agreement or the transaction contemplated hereby;

(ii) for any foreign, Federal, state or local tax of any kind arising out of or by reason of the existence or operations of the Company and/or the Seller prior to the Closing, including, without limitation, any payroll taxes owed by the Company on account of compensation paid to any employee of the Company prior to such date;

(iii) in respect of any salary, bonus, wages or other compensation of any kind owed by the Company to any party for services rendered on or prior to the Closing;

(iv) in respect of any Liability of the Company incurred prior to the Closing;

(v) in respect of any liability or indebtedness otherwise incurred on or before the Closing, including, without limitation, with respect to the execution and performance of this Agreement; and

(vi) for expenses required to be borne by the Company and/or the Seller under the provisions of this Agreement.

9.2 **Other Matters.** The Company and the Seller, jointly and severally, shall also indemnify and hold each Buyer harmless from and against any loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of (i) any breach or default in the performance by the Company and the Seller of any covenant or agreement of the Company and the Seller contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Company and the Seller herein or in any schedule, certificate or other instrument delivered by or on behalf of the Company and the Seller pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to any of the foregoing.

10. NOTICE AND OPPORTUNITY TO DEFEND

Promptly after the receipt by the Buyers of notice of any action, proceeding, claim or potential claim (any of which is hereinafter individually referred to as a "Circumstance") which could give rise to a right to indemnification under this Agreement, such party (the "Indemnified Party") shall give prompt written notice to the party or parties who may become

obligated to provide indemnification hereunder (the "Indemnifying Party"). Such notice shall specify in reasonable detail the basis and amount, if ascertainable, of any claim that would be based upon the Circumstance. The Indemnifying Party shall have the right, at its option, to compromise or defend the claim, at its own expense and by its own counsel, and otherwise control any such matter involving the asserted liability of the Indemnified Party, provided that any such compromise or control shall be subject to obtaining the prior written consent of the Indemnified Party. If any Indemnifying Party undertakes to compromise or defend any asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of an asserted liability.

11. MISCELLANEOUS

11.1 **Successors and Assigns.** This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder.

11.2 **Notices.** All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, overnight courier, email, facsimile transmission or prepaid cable or telegram and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by facsimile transmission, cable or telegram shall be deemed to have been given on the date sent) to the address of the parties provided to each other or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 11.2 by either of the parties hereto to the other party hereto.

11.3 **Waiver; Remedies.** No delay on the part of any of the Seller, the Company or Buyers in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Seller, the Company or Buyers of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

11.4 **Entire Agreement.** This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings (in writing, oral or otherwise) of the parties relating thereto. Each of the parties represents, acknowledges and agrees that this transaction is being made knowingly, intelligently and voluntarily made, and that the undersigned has discussed this transaction and the consequences thereto with counsel of its own choosing. The parties and their counsel have cooperated in the drafting and preparation of this Agreement and therefore this Agreement shall not be construed against any party by virtue of its role as the drafter thereof.

11.5 **Amendment.** This Agreement may be modified or amended only by written agreement of the parties hereto.

11.6 **Counterparts.** This Agreement may be executed in any number of counterparts and by facsimile or other electronic transmission, each of which shall be deemed an original but all of which together shall constitute a single instrument.

11.7 **Governing Law; Venue.** This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Nevada without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to, arising out of or under this Agreement, shall be brought solely and exclusively in a federal or state court located in the City of New York. By its execution hereof, the parties hereby expressly covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the City of New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

11.8 **Captions.** All Section titles or captions contained in this Agreement, in any Exhibit referred to herein or in any Exhibit annexed hereto are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

11.9 **Confidential Information.** Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other party all such documents (including the documents annexed to this Agreement) then in such receiving party's possession without retaining copies thereof, provided, however, that each party's obligations under this Section 11.9 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

12. TERMINATION AND WAIVER

12.1 **Termination.** Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing by mutual written consent of the Buyers, Company and the Seller.

12.2 **Waiver**. Any condition to the performance of any party hereto which legally may be waived on or prior to the Closing may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

13. COMPANY'S RELEASE OF PROMISSORY NOTE

The Seller has issued the Company a Promissory Note dated March 6, 2019 in the principal amount of $96,025 (the "Seller Note"). Pursuant to the terms of the Consulting Agreement between the Company and the Seller dated April 1, 2020, and effective on the Closing Date, all obligations of the Seller to the Company arising under the Seller Note shall be deemed satisfied and released in full by the Company in consideration for the Seller's services rendered to the Company under the Consulting Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

GULF WEST INVESTMENT PROPERTIES, INC.

By: David Lazar
Name: David Lazar
Title: President

SELLER:

CUSTODIAN VENTURES LLC

By: David Lazar
Name: David Lazar
Title: Manager

BUYERS:

QIXUN TECHNOLOGY (SAMOA) LIMITED

By: 蔡佳颖
Name: Jiaying CAI
Title: Director

QIHONG TECHNOLOGY (SAMOA) LIMITED

By: ______________________
Name: Guangde CAI
Title: Director